Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 24, 2024
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2024 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2024 and 2023:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2024, net income was $5.3 million, or $.38 per diluted share, as compared to $3.5 million, or $.25 per diluted share, during the second quarter of 2023.

The increase in our net income of $1.8 million, or $.13 per diluted share, during the second quarter of 2024, as compared to the comparable quarter of 2023, consisted of the following: (i) an increase of $1.5 million, or $.11 per diluted share, resulting from a reduction in the expenses related to our property located in Chicago, Illinois, including $862,000 from demolition expenses incurred during the second quarter of 2023, and $563,000 related to a property tax reduction recorded during the second quarter of 2024 which related primarily to prior periods; (ii) an increase of $706,000, or $.05 per diluted share, resulting from an aggregate net increase in the income generated at various properties, partially offset by; (iii) a decrease of $404,000, or $.03 per diluted share, resulting from an increase in interest expense due primarily to increases in our average borrowing rate as well as our average outstanding borrowings.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations ("FFO") were $12.4 million, or $.90 per diluted share, during the second quarter of 2024, as compared to $10.6 million, or $.77 per diluted share during the second quarter of 2023. The increase of $1.8 million, or $.13 per diluted share, was due primarily to the above-mentioned increase in our net income during the second quarter of 2024, as compared to the second quarter of 2023.

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2024 and 2023:

For the six-month period ended June 30, 2024, net income was $10.6 million, or $.76 per diluted share, as compared to $7.9 million, or $0.57 per diluted share during the first six months of 2023.

The increase in our net income of $2.6 million, or $.19 per diluted share, during the first six months of 2024, as compared to the comparable period of 2023, consisted of the following: (i) an increase of $2.1 million, or $.15 per diluted share, resulting from an aggregate net increase in the income generated at various properties; (ii) an increase of $1.8 million, or $.13 per diluted share, resulting from a reduction in the expenses related to our property located in Chicago, Illinois, including $1.1 million from demolition expenses incurred during the first six months of 2023, and $563,000 related to a property tax reduction recorded during the first six months of 2024 which related primarily to prior periods, partially offset by; (iii) a decrease of $1.3 million, or $.09 per diluted share, resulting from an increase in interest expense due primarily to increases in our average borrowing rate as well as our average outstanding borrowings.

As calculated on the attached Supplemental Schedule, our FFO were $24.8 million, or $1.79 per diluted share, during the first six months of 2024, as compared to $22.0 million, or $1.59 per diluted share during the comparable period of 2023. The increase of $2.8 million, or $.20 per diluted share, was due primarily to the above-mentioned increase in our net income during the first six months of 2024, as compared to the first six months of 2023, as well as an increase in depreciation and amortization expense.

Dividend Information:

The second quarter dividend of $.73 per share, or $10.1 million in the aggregate, was declared on June 5, 2024 and paid on June 28, 2024.

Capital Resources Information:

At June 30, 2024, we had $342.9 million of borrowings outstanding pursuant to the terms of our $375 million revolving credit agreement and $32.1 million of available borrowing capacity as of that date, net of outstanding borrowings.

Sierra Medical Plaza I:

In March, 2023, construction was substantially completed on the Sierra Medical Plaza I, an 86,000 square foot MOB located in Reno, Nevada. This MOB is located on the campus of the Northern Nevada Sierra Medical Center, a hospital that is owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened during April, 2022. The master flex lease agreement in connection with this building, which commenced in March, 2023 and has a ten-year term scheduled to expire on March 31, 2033, covers approximately 68% of the rentable square feet of the MOB at an initial minimum rent of $1.3 million annually, plus a pro-rata share of the common area maintenance expenses. This master flex lease agreement is subject to reduction based upon the execution of third-party leases. The aggregate cost of the MOB is estimated to be approximately $35 million, approximately $30 million of which was incurred as of June 30, 2024.

Vacant Land/Specialty Facility:

Demolition of the former specialty hospital located in Chicago, Illinois, was completed during 2023. The aggregate demolition expenses amounted to approximately $1.5 million ($1.1 million of which were incurred during the first and second quarters of 2023 and $332,000 of which were incurred during the fourth quarter of 2022). In addition, in December, 2023, we sold the vacant specialty facility located in Corpus Christi, Texas.

We continue to market the vacant properties located in Chicago, Illinois and Evansville, Indiana. Future operating expenses related to these properties, will be incurred by us during the time they remain owned and unleased.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-six properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the

Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7- Forward-Looking Statements in our Form 10-K for the year ended December 31, 2023 and in Item 7 - Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarter ended March 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by various developments including, but not limited to, decreases in staffing availability and related increases to wage expense experienced by our tenants resulting from the nationwide shortage of nurses and other clinical staff and support personnel, the impact of government and administrative regulation of the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions related to supplies required for our tenants’ employees and patients; and potential increases to other expenditures.

In addition, the increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains or losses on transactions that occurred during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended

December 31, 2023 and our Report on Form 10-Q for the quarter ended March 31, 2024. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2024 and 2023

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Lease revenue - UHS facilities (a.)	$8,454	$8,236	$17,118	$16,023
Lease revenue - Non-related parties	14,359	13,668	28,846	27,029
Other revenue - UHS facilities	220	245	440	476
Other revenue - Non-related parties	342	292	751	773
Interest income on financing leases - UHS facilities	1,359	1,365	2,720	2,731
	24,734	23,806	49,875	47,032
Expenses:
Depreciation and amortization	6,806	6,849	13,615	13,467
Advisory fees to UHS	1,369	1,323	2,707	2,625
Other operating expenses	6,975	8,250	14,506	15,771
	15,150	16,422	30,828	31,863
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	9,584	7,384	19,047	15,169
Equity in income of unconsolidated LLCs	272	268	656	639
Interest expense, net	(4,580)	(4,176)	(9,127)	(7,873)
Net income	$5,276	$3,476	$10,576	$7,935
Basic earnings per share	$0.38	$0.25	$0.77	$0.58
Diluted earnings per share	$0.38	$0.25	$0.76	$0.57

Weighted average number of shares outstanding - Basic	13,798	13,784	13,795	13,781
Weighted average number of shares outstanding - Diluted	13,832	13,809	13,828	13,806

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility, of $758 and $730 for the three-month periods ended June 30, 2024 and 2023, respectively, and $1,541 and $1,495 for the six-month periods ended June 30, 2024 and 2023, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended June 30, 2024 and 2023

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30, 2024		June 30, 2023
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,276	$0.38	$3,476	$0.25
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$5,276	$0.38	$3,476	$0.25

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	June 30, 2024		June 30, 2023
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,276	$0.38	$3,476	$0.25
Plus: Depreciation and amortization expense:
Consolidated investments	6,806	0.50	6,849	0.50
Unconsolidated affiliates	303	0.02	298	0.02
FFO	$12,385	$0.90	$10,623	$0.77
Dividend paid per share		$0.730		$0.720

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Six Months Ended June 30, 2024 and 2023

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Six Months Ended		Six Months Ended
	June 30, 2024		June 30, 2023
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$10,576	$0.76	$7,935	$0.57
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$10,576	$0.76	$7,935	$0.57

Calculation of Funds From Operations (“FFO”)

	Six Months Ended		Six Months Ended
	June 30, 2024		June 30, 2023
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$10,576	$0.76	$7,935	$0.57
Plus: Depreciation and amortization expense:
Consolidated investments	13,615	0.99	13,467	0.98
Unconsolidated affiliates	607	0.04	591	0.04
FFO	$24,798	$1.79	$21,993	$1.59
Dividend paid per share		$1.455		$1.435

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$651,638	$649,374
Accumulated depreciation	(274,622)	(262,449)
	377,016	386,925
Land	56,870	56,870
Net Real Estate Investments	433,886	443,795
Financing receivable from UHS	83,043	83,279
Net Real Estate Investments and Financing receivable	516,929	527,074
Investments in limited liability companies ("LLCs")	14,328	9,102
Other Assets:
Cash and cash equivalents	5,577	8,212
Lease and other receivables from UHS	6,816	6,180
Lease receivable - other	7,905	8,166
Intangible assets (net of accumulated amortization of $11.4 million and $12.5 million, respectively)	8,193	9,110
Right-of-use land assets, net	10,932	10,946
Deferred charges, notes receivable and other assets, net	15,871	17,579
Total Assets	$586,551	$596,369
Liabilities:
Line of credit borrowings	$342,900	$326,600
Mortgage notes payable, non-recourse to us, net	19,970	32,863
Accrued interest	1,024	490
Accrued expenses and other liabilities	10,145	13,500
Ground lease liabilities, net	10,932	10,946
Tenant reserves, deposits and deferred and prepaid rents	10,879	11,036
Total Liabilities	395,850	395,435
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2024 - 13,848,950; 2023 - 13,823,899	138	138
Capital in excess of par value	270,592	270,398
Cumulative net income	836,637	826,061
Cumulative dividends	(923,107)	(902,975)
Accumulated other comprehensive income	6,441	7,312
Total Equity	190,701	200,934
Total Liabilities and Equity	$586,551	$596,369